Exhibit 3.8

AMENDMENT NO. 1 TO THE

TEAM HEALTH HOLDINGS, L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”), dated as of October 12, 2009, to the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Team Health Holdings, L.L.C. (the “Company”), a Delaware limited liability company, dated as of November 22, 2005, entered into by and among the Members (as such term is defined in the LLC Agreement). Capitalized terms used but not defined herein shall have the meaning set forth in the LLC Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 16.7 of the LLC Agreement, the LLC Agreement may be amended by a written instrument signed by a majority of the Representatives, and, under certain circumstances, the agreement of Management Members holding Units representing a majority of the Fair Market Value represented by all Units held by all Management Members may be required; and

WHEREAS, such persons referred to in the recital above desire to amend the LLC Agreement to clarify certain matters with respect to the Company’s rights to repurchase Equity Incentive Units;

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration acknowledged hereby, the undersigned agree as follows:

1. The first sentence of Section 6.1(a) of the LLC Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following language:

“If a Management Member’s Services to the Company and its Subsidiaries terminate for any reason (a “Termination Event”), to the extent that any Equity Incentive Units are not forfeited pursuant to the terms hereof or of the relevant award agreement(s) (which may include provisions of an employment agreement to which the Company is a party) between such Management Member and the Company granting such Equity Incentive Units (such agreement, the “Award Agreement”), the Company shall have the right but not the obligation to purchase, from time to time at any time during the 120 day period that begins six months and one day after such Termination Event (the “Call Option Period”), the Equity Incentive Units held by such Management Member.”

2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

3. Except as so modified pursuant to this Amendment, the provisions of the LLC Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms. This Amendment shall be effective as of the date hereof.

4. Whenever the “Agreement” (or similar term) is referred to in the LLC Agreement or in any other agreements, documents or instruments, any such reference shall be deemed to be the LLC Agreement as amended by this Amendment.

5. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed effective the day and year first above written.

REPRESENTATIVES:

/s/ Lynn Massingale, M.D.
Lynn Massingale, M.D.

/s/ Greg Roth
Greg Roth

/s/ Neil P. Simpkins
Neil P. Simpkins

/s/ Michael A. Dal Bello
Michael A. Dal Bello

/s/ Alan Muney, M.D.
Alan Muney, M.D.

/s/ Earl P. Holland
Earl P. Holland

/s/ Glenn A. Davenport
Glenn A. Davenport

MANAGEMENT MEMBER:

/s/ John Staley, M.D.
John Staley, M.D.

MANAGEMENT MEMBER:

/s/ James George, M.D.
James George, M.D.

MANAGEMENT MEMBER:

/s/ John Hellman
John Hellman

MANAGEMENT MEMBER:

/s/ James Rybak, M.D.
James Rybak, M.D.

MANAGEMENT MEMBER:

/s/ Trudy Lane
Trudy Lane

MANAGEMENT MEMBER:

/s/ Oliver Rogers
Oliver Rogers

MANAGEMENT MEMBER:

/s/ Steve Holtzclaw
Steve Holtzclaw

MANAGEMENT MEMBER:

/s/ Matt Rice, M.D.
Matt Rice, M.D.

MANAGEMENT MEMBER:

/s/ James Schwering
James Schwering

MANAGEMENT MEMBER:

/s/ Monty Scott
Monty Scott

MANAGEMENT MEMBER:

/s/ Randal Dabbs, M.D.
Randal Dabbs, M.D.

MANAGEMENT MEMBER:

/s/ Rick Carvolth, M.D.
Rick Carvolth, M.D.

MANAGEMENT MEMBER:

/s/ Jennifer Behm
Jennifer Behm

MANAGEMENT MEMBER:

/s/ Joe Carman
Joe Carman

MANAGEMENT MEMBER:

/s/ George Tracy
George Tracy

MANAGEMENT MEMBER:

/S/ SUSIE BROWN
Susie Brown

MANAGEMENT MEMBER:

/S/ JONATHAN GRIMES
Jonathan Grimes

MANAGEMENT MEMBER:

/S/ MARK HARRIS
Mark Harris

MANAGEMENT MEMBER:

/S/ BARBARA BLEVINS
Barbara Blevins

MANAGEMENT MEMBER:

/S/ LYNN MASSINGALE, M.D.
Lynn Massingale, M.D.

MANAGEMENT MEMBER:

/S/ GREG ROTH
Greg Roth

MANAGEMENT MEMBER:

/S/ GAR LASALLE
Gar LaSalle

MANAGEMENT MEMBER:

/S/ DAVID JONES
David Jones

MANAGEMENT MEMBER:

/S/ HEIDI ALLEN
Heidi Allen

MANAGEMENT MEMBER:

/S/ DAN WILBANKS
Dan Wilbanks

MANAGEMENT MEMBER:

/S/ ARTHUR CARPENTIER
Arthur Carpentier

MANAGEMENT MEMBER:

/S/ STEVE SHERLIN
Steve Sherlin

MANAGEMENT MEMBER:

/s/ Carole Belmar
Carole Belmar

MANAGEMENT MEMBER:

/s/ Mike Norwood
Mike Norwood

MANAGEMENT MEMBER:

/s/ David Carroll
David Carroll

MANAGEMENT MEMBER:

/s/ Derrick Helton
Derrick Helton

MANAGEMENT MEMBER:

/s/ Kent Bristow
Kent Bristow

MANAGEMENT MEMBER:

/s/ Noel Slonaker
Noel Slonaker

MANAGEMENT MEMBER:

/s/ John Proctor, M.D.
John Proctor, M.D.